Morgan Stanley Dean Witter Convertible Securities Trust
Item 77(o) 10f-3 Transactions
October 1, 2000 - March 31, 2001


Security
Date of
Purchas
e
Price
Of
Shares
Shares
Purchased
%of
Assets
Total
Issued
Purchased
By Fund
Broker
NVIDIA
10/05/0
0
$100.00
2,000
0.698%
$300,000,000
0.667%
PRU,RS,TWP
ST Microelec-
tronics

11/03/0
0

$68.97

5,000

1.204%

$2,145,923,000

0.233%
UBS, CFSB,
LEH

Aviron

02/01/0
1

$100.00

1,000

0.036%

$200,000,000

0.500%
SG Cowen
JP Morgan
Ciena
02/05/0
1
$100.00
1,000
0.036%
$600,000,000
0.167%
Goldman
Sachs
Cox
Communications

02/15/0
1

$69.50

3,500

0.088%

$770,750,000

0.454%

ML, SB,
CSFB
Cox
Communications

02/15/0
1

$100.00

4,000

0.145%

$459,000,000

0.871%

ML, SB,
CSFB
F:\legal\msdata\paraleg\10f-3\convertible

Ashlee